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                                                                 Exhibit 23.5


              [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As oil and gas consultants, we hereby consent to the use of our name and our report dated November 8, 2002, incorporated by reference into Peoples Energy Corporation's Registration Statement File No. 333-84594.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By:   /s/ Danny D. Simmons
                                            -----------------------------
                                              Danny D. Simmons
                                              Executive Vice President

Houston, Texas
December 18, 2002